As filed with the Securities and Exchange Commission on March 18, 1999

                   Registration Statement No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   F 0 R M S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           TOTAL RESEARCH CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



          Delaware                                      22-2072212
-------------------------------                      ----------------
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)


                               5 Independence Way
                           Princeton, New Jersey 08543
                                  (609)520-9100
               ---------------------------------------------------
               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

            1995 STOCK INCENTIVE PLAN FOR TOTAL RESEARCH CORPORATION
            --------------------------------------------------------
                            (Full title of the plan)

                        Richard G. Morrow, Jr., Secretary
                           Total Research Corporation
                               5 Independence Way
                           Princeton, New Jersey 08543
                           ---------------------------
                     (Name and address of agent for service)


                                 (609) 520-9100
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)



                  Please send copies of all communications to:
                              James Biehl, Esquire
                           Drinker Biddle & Reath LLP
                 (A Pennsylvania Limited Liability Partnership)
                           Suite 300, 105 College Road
                               Post Office Box 627
                        Princeton, New Jersey 08542-0627

                                                  CALCULATION OF REGISTRATION FEE


 Title of Securities to                                           Proposed maximum                     Amount of
      be registered           Amount to be registered (1)(2)      aggregate offering price (2)     registration fee
--------------------------------------------------------------------------------------------------------------------
Common Stock
($0.001 par value)         200,000 shares at $2.5625 per share    $  112,500.00
--------------------------------------------------------------------------------------------------------------------
                           550,000 shares at $2.6407 per share    $1,452,385.00
--------------------------------------------------------------------------------------------------------------------
    TOTAL                  750,000                                $1,564,885.00                    $436.00
--------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the price at which such options may be exercised. As to remaining shares the price and fee are computed based on $2.6407, the average of the highest and lowest prices for the common stock as reported on the NASDAQ SmallCap System on March 15, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        (NOT REQUIRED TO BE FILED AS PART OF THIS REGISTRATION STATEMENT)




                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Pursuant to General Instruction E (Registration of Additional Securities) to Form S-8, the Registrant hereby incorporates by reference the contents of its Registration Statement on Form S-8 (Registration No. 33-46385) relating to its 1995 Stock Incentive Plan except for the items set forth below:

         ITEM 8.  EXHIBITS.

          5       Opinion of Drinker Biddle & Reath LLP.

          23.1    Consent of Amper, Politziner & Mattia P.A.

          23.2    Consent of Drinker Biddle & Reath LLP (Included in Exhibit 5).

          25      Powers of Attorney (See Signature Page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey, on March 11, 1999.

                                     TOTAL RESEARCH CORPORATION

                                     By:/s/ Albert A. Angrisani
                                        ------------------------------
                                        Albert A. Angrisani
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Albert A. Angrisani and Eric Zissman, and each of them singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                            Date
--------------------------------------------------------------------------------
/s/ Albert A. Angrisani          Director, President and          March 11, 1999
-----------------------          Chief Executive Officer
    Albert A. Angrisani          (Principal Executive Officer)

/s/ Eric Zissman                 Treasurer and Chief Financial    March 15, 1999
-----------------------          Officer and Administrative
    Eric Zissman                 Office
                                 (Principal Financial and
                                 Accounting Officer)

/s/ Lorin Zissman                Director                         March 10, 1999
------------------------
    Lorin Zissman

                                 Director                         March   , 1999
-----------------------
    J. Edward Shrawder

/s/ Anthony Galli                Director                         March 11, 1999
------------------------
    Anthony Galli

/s/ Roger Thomas                 Director                         March 11, 1999
------------------------
    Roger Thomas

/s/ David Brodsky                Chairman of the Board            March 11, 1999
------------------------
    David Brodsky

/s/ Howard Shecter               Director                         March 11, 1999
------------------------
    Howard Shecter

                                 Director                         March   , 1999
------------------------
    George Lindemann

                                  EXHIBIT INDEX




        Exhibit No.           Description
        -----------           -----------


        5                     Opinion of Drinker Biddle & Reath LLP

        23.1                  Consent of Amper, Politziner & Mattia P.A.

        23.2                  Consent of Drinker Biddle & Reath LLP
                              (Included in Exhibit 5)

        25                    Powers of Attorney
                              (See Signature Page)